EXHIBIT 32.01

Certification of Chief Executive Officer
Furnished Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Versant Corporation (the “Company”) on Form 10-Q for the quarter ending January 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, NICK ORDON, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the quarterly period covered by the Report.

/s/ Nick Ordon
Nick Ordon
President and Chief Executive Officer
March 14, 2004